Exhibit 99.1

News Release

FOR IMMEDIATE RELEASE	Contact:	Travis Lan
Senior Executive Vice President and
Chief Financial Officer
973-686-5007

VALLEY NATIONAL BANCORP ANNOUNCES SECOND QUARTER 2026 RESULTS

NEW YORK, NY – July 23, 2026 -- Valley National Bancorp (NASDAQ: VLY), the holding company for Valley National Bank, today reported net income for the second quarter 2026 of $170.9 million, or $0.29 per diluted common share, as compared to the first quarter 2026 net income of $163.9 million, or $0.28 per diluted common share, and net income of $133.2 million, or $0.22 per diluted common share, for the second quarter 2025. Excluding all non-core charges, our adjusted net income (a non-GAAP measure) was $172.8 million, or $0.30 per diluted common share, for the second quarter 2026, $168.9 million, or $0.29 per diluted common share, for the first quarter 2026, and $134.4 million, or $0.23 per diluted common share, for the second quarter 2025. See further details below, including a reconciliation of our non-GAAP adjusted net income, in the "Consolidated Financial Highlights" tables.
Ira Robbins, CEO, commented, "This quarter's strong results reflect the continued execution of our strategic vision. Despite continued competition across our geographies and business lines, our relationship-led value proposition has resulted in strong non-interest bearing deposit and C&I loan growth."
Mr. Robbins continued, "At the same time, we remain focused on operational efficiency and the re-allocation of resources from manual processing to franchise-enhancing customer acquisition areas. We anticipate further financial improvement through the remainder of the year and we look forward to continuing to create long-term value for our shareholders."
Key financial highlights for the second quarter 2026:

•Net Interest Margin and Income: Our net interest margin on a tax equivalent basis of 3.20 percent for the second quarter 2026 increased 3 basis points and 19 basis points from the first quarter 2026 and second quarter 2025, respectively. Net interest income on a tax equivalent basis of $488.4 million for the second quarter 2026 increased $15.6 million and $54.7 million compared to the first quarter 2026 and second quarter 2025, respectively. The increase in net interest income from the first quarter 2026 was mainly driven by an increase in average loans, higher yields on new loan originations and investment securities purchased, as well as one additional day during the second quarter 2026. These tailwinds were partially offset by the cost of carrying excess subordinated notes between the time of our successful issuance of $500 million of new notes in May 2026 and the redemption of $300 million of callable notes in June 2026. See additional details in the "Net Interest Income and Margin" and "Other Borrowings" sections below.

Valley National Bancorp (NASDAQ: VLY)
Second Quarter 2026 Earnings
July 23, 2026

•Deposits: Total deposit balances increased $1.3 billion to $54.1 billion at June 30, 2026 as compared to $52.9 billion at March 31, 2026. Direct customer deposits increased $1.1 billion during the second quarter 2026 mainly due to inflows from retail CD offerings and growth in our commercial customer deposits. Non-interest bearing deposits increased $298.6 million reflecting continued expansion of relationships with commercial banking customers during the second quarter 2026. See the "Deposits" section below for more details.
•Loan Portfolio: Total loans increased $1.6 billion, or 12.9 percent on an annualized basis, to $52.5 billion at June 30, 2026 from March 31, 2026 mostly due to increases of $857.2 million and $638.9 million in commercial and industrial (C&I) loans and total commercial real estate (CRE) loans, respectively. Loan originations from a range of relationship-driven small to midsize clients continued to drive the growth in C&I loans during the second quarter 2026, while new owner occupied and select multifamily loan originations were the primary contributors to the growth in the CRE loan portfolio at June 30, 2026. Our CRE loan concentration ratio (defined as total CRE loans held for investment and held for sale, excluding owner occupied loans, as a percentage of total risk-based capital) continued to decline to approximately 317 percent at June 30, 2026 from 329 percent at March 31, 2026 largely due to organic capital accretion and a $200 million increase in (Tier 2) total risk-based capital during the quarter. See the "Loans" section below for more details.
•Allowance and Provision for Credit Losses for Loans: The allowance for credit losses for loans totaled $606.9 million and $599.8 million at June 30, 2026 and March 31, 2026, respectively, representing 1.16 percent and 1.18 percent of total loans at each respective date. During the second quarter 2026, we recorded a provision for credit losses for loans of $29.2 million as compared to $21.2 million and $37.8 million for the first quarter 2026 and second quarter 2025, respectively. See the "Credit Quality" section below for more details.
•Credit Quality: Net loan charge-offs totaled $22.0 million for the second quarter 2026 as compared to $17.5 million and $37.8 million for the first quarter 2026 and second quarter 2025, respectively. Total accruing past due loans (i.e., loans past due 30 days or more and still accruing interest) increased $52.3 million to $180.2 million, or 0.34 percent of total loans, at June 30, 2026 as compared to $127.9 million, or 0.25 percent of total loans, at March 31, 2026. The increase was mainly due to a few larger CRE loans within the 30 to 59 days past due delinquency category. Non-accrual loans totaled $462.6 million, or 0.88 percent of total loans, at June 30, 2026 as compared to $432.6 million, or 0.85 percent of total loans, at March 31, 2026. See the "Credit Quality" section below for more details.
•Non-Interest Income: Non-interest income increased $4.9 million to $73.7 million for the second quarter 2026 as compared to the first quarter 2026 mainly driven by $2.6 million and $1.6 million increases in capital markets, and wealth management and trust fees, respectively. The fee increases were largely due to increased transaction volumes within loan participations and syndications and tax credit advisory services during the second quarter 2026.
•Non-Interest Expense: Non-interest expense increased $1.2 million to $311.1 million for the second quarter 2026 as compared to the first quarter 2026. The increase was largely driven by a $4.4 million increase in professional and legal fees mostly due to higher third-party managed services and consulting fees related to our operational transformation efforts, as well

Valley National Bancorp (NASDAQ: VLY)
Second Quarter 2026 Earnings
July 23, 2026

as incremental increases in technology and FDIC assessment expenses. These items were partially offset by a $5.3 million decrease in salary and employee benefits expense during the second quarter 2026 largely resulting from our continued focus on resource optimization, as well as the normal seasonal decline in payroll taxes from the first quarter 2026.
•Efficiency Ratio: Our efficiency ratio was 52.11 percent for the second quarter 2026 as compared to 53.10 percent and 55.20 percent for the first quarter 2026 and second quarter 2025, respectively. See the "Consolidated Financial Highlights" tables below for additional information regarding our non-GAAP measures.
•Performance Ratios: Annualized return on average assets (ROA), shareholders’ equity (ROE) and tangible common shareholders' equity (ROTCE) were 1.04 percent, 8.65 percent and 11.91 percent for the second quarter 2026, respectively. Annualized ROA, ROE, and ROTCE, adjusted for non-core income and charges, were 1.05 percent, 8.75 percent and 12.05 percent for the second quarter 2026, respectively. See the "Consolidated Financial Highlights" tables below for additional information regarding our non-GAAP measures.
Net Interest Income and Margin
Net interest income on a tax equivalent basis of $488.4 million for the second quarter 2026 increased $15.6 million and $54.7 million compared to the first quarter 2026 and the second quarter 2025, respectively. Interest income on a tax equivalent basis increased $26.7 million to $830.7 million for the second quarter 2026 as compared to the first quarter 2026. The increase was mostly due to (i) increased average loan balances largely driven by growth in C&I and owner occupied CRE loans during the first half of 2026, (ii) additional interest income from purchases of higher-yielding taxable investments and (iii) one additional day in the second quarter 2026. Total interest expense increased $11.2 million to $342.4 million for the second quarter 2026 as compared to the first quarter 2026. The increase was mainly the result of (i) higher average time deposits and short-term borrowings balances during the second quarter 2026, (ii) the higher cost of certain non-maturity deposit products and short-term borrowings, (iii) the cost of carrying excess subordinated debt for a portion of the quarter, as well as (iv) the aforementioned increase in day count as compared to the first quarter 2026. See the "Deposits" and "Other Borrowings" sections below for more details.
Net interest margin on a tax equivalent basis of 3.20 percent for the second quarter 2026 increased 3 basis points from 3.17 percent for the first quarter 2026 and 19 basis points from 3.01 percent for the second quarter 2025. The yield on average interest earning assets increased by 5 basis points to 5.44 percent on a linked quarter basis largely due to higher yields on new loan originations and investment securities purchased during the second quarter 2026. The overall cost of average interest bearing liabilities increased by 4 basis points to 3.10 percent for the second quarter 2026 as compared to the first quarter 2026 largely due to the higher cost of non-maturity deposits and short-term borrowings, as well as the cost of carrying excess subordinated debt for a portion of the quarter. Our cost of total average deposits was 2.28 percent for the second quarter 2026 as compared to 2.27 percent and 2.67 percent for the first quarter 2026 and second quarter 2025, respectively.

Valley National Bancorp (NASDAQ: VLY)
Second Quarter 2026 Earnings
July 23, 2026

Loans, Deposits and Other Borrowings
Loans. Total loans increased $1.6 billion, or 12.9 percent on an annualized basis, to $52.5 billion at June 30, 2026 from March 31, 2026. C&I loans increased by $857.2 million, or 30.9 percent on an annualized basis, to $12.0 billion at June 30, 2026 from March 31, 2026 largely driven by new originations from a range of relationship-driven small to midsize clients as a result of our continued focus on expansion of new loan production within this category. Total CRE (including construction) loans increased $638.9 million to $30.3 billion at June 30, 2026 from March 31, 2026 mostly due to solid customer demand and loan originations largely within our healthcare vertical of the owner occupied loan category. Non-owner occupied loans decreased $357.2 million from March 31, 2026 mainly due to our continued targeted runoff of transactional/non-relationship loans, which outpaced limited new originations in this category during the second quarter 2026. Residential mortgage loans increased $113.9 million from March 31, 2026 mainly due to continued retention of most new loan origination activity and modest levels of prepayments. Total consumer loans increased $28.5 million from March 31, 2026 primarily due to the combined growth in home equity loans and other collateralized personal lines of credit, partially offset by a $48.0 million decrease in automobile loans as repayments outpaced consumer demand.
Deposits. Actual ending balances for deposits increased $1.3 billion to $54.1 billion at June 30, 2026 from March 31, 2026 mainly due to increases of $1.5 billion and $298.6 million in time and non-interest bearing deposits, respectively, partially offset by a $506.1 million decline in the savings, NOW and money market deposit category. The increase in time deposits was largely driven by our targeted retail CD offerings and higher indirect customer CD balances. The increase in non-interest bearing deposits was mainly due to continued deposit inflows from commercial banking customers during the second quarter 2026. The decrease in savings, NOW and money market deposits from March 31, 2026 was mainly driven by lower brokered and governmental account balances at June 30, 2026. Total indirect customer deposits (consisting of both brokered time and money market deposits) totaled $5.3 billion and $5.1 billion at June 30, 2026 and March 31, 2026, respectively. Non-interest bearing deposits; savings, NOW and money market deposits; and time deposits represented approximately 23 percent, 53 percent and 24 percent of total deposits at June 30, 2026 as compared to 23 percent, 55 percent and 22 percent at March 31, 2026.
Other Borrowings. Short-term borrowings increased $369.6 million to $433.5 million at June 30, 2026 from March 31, 2026 due to $375 million of short-term FHLB advances outstanding at June 30, 2026, partially offset by a modest decline in securities sold under repurchase agreements. Long-term borrowings totaled $2.6 billion at June 30, 2026 and increased $46.3 million as compared to March 31, 2026. The increase was mainly attributable to $500 million of 6.219 percent fixed-to-floating rate subordinated notes issued in May 2026 due June 1, 2036, partially offset by the full early redemption of our $300 million of 3.00 percent fixed-to-floating rate subordinated notes originally due June 15, 2031, as well as normal repayments of maturing FHLB advances. No gain or loss was recognized on the early redemption of the subordinated notes during the second quarter 2026.

Valley National Bancorp (NASDAQ: VLY)
Second Quarter 2026 Earnings
July 23, 2026

Credit Quality
Non-Performing Assets (NPAs). NPAs, consisting of non-accrual loans, other real estate owned (OREO) and other repossessed assets, increased $28.2 million to $467.8 million at June 30, 2026 from March 31, 2026. Non-accrual loans increased $30.0 million to $462.6 million, or 0.88 percent of total loans, at June 30, 2026 as compared to $432.6 million, or 0.85 percent of total loans, at March 31, 2026. The increase was mainly attributable to three CRE loans that migrated from the 30 to 59 days past due delinquency category at March 31, 2026 to non-accrual loans during the second quarter of 2026. These three collateral dependent non-accrual CRE loans totaled $49.6 million, net of partial charge-offs of $1.3 million during the second quarter 2026, and had no related allocated reserves within our allowance for credit losses for loans at June 30, 2026.
Accruing Past Due Loans. Total accruing past due loans (i.e., loans past due 30 days or more and still accruing interest) increased $52.3 million to $180.2 million, or 0.34 percent of total loans, at June 30, 2026 as compared to $127.9 million, or 0.25 percent of total loans, at March 31, 2026.
Loans 30 to 59 days past due increased $42.6 million to $151.0 million at June 30, 2026 as compared to March 31, 2026 mainly due to a few larger CRE loans, partially offset by the migration of the aforementioned CRE loans to non-accrual loans during the second quarter 2026. Loans 60 to 89 days past due increased $4.3 million to $13.1 million at June 30, 2026 as compared to March 31, 2026 mainly due to moderate increases in the residential mortgage and C&I loan categories. Loans 90 days or more past due and still accruing interest increased $5.4 million to $16.1 million at June 30, 2026 as compared to March 31, 2026 primarily due to the second quarter 2026 migration of a $5.5 million CRE loan previously reported in the 30 to 59 days past due delinquency category at March 31, 2026. All loans 90 days or more past due and still accruing interest are well-secured and in the process of collection.

Valley National Bancorp (NASDAQ: VLY)
Second Quarter 2026 Earnings
July 23, 2026

Allowance for Credit Losses for Loans and Unfunded Commitments. The following table summarizes the allocation of the allowance for credit losses to loan categories and the allocation as a percentage of each loan category at June 30, 2026, March 31, 2026, and June 30, 2025:

	June 30, 2026		March 31, 2026		June 30, 2025
		Allocation		Allocation		Allocation
		as a % of		as a % of		as a % of
	Allowance	Loan	Allowance	Loan	Allowance	Loan
	Allocation	Category	Allocation	Category	Allocation	Category
	($ in thousands)
Loan Category:
Commercial and industrial loans	$198,910	1.66%	$186,143	1.68%	$173,415	1.60%
Commercial real estate loans:
Commercial real estate	268,445	0.96	269,847	0.99	270,937	1.04
Construction	50,623	2.05	54,946	2.21	64,042	2.24
Total commercial real estate loans	319,068	1.05	324,793	1.09	334,979	1.16
Residential mortgage loans	48,905	0.82	51,700	0.88	48,830	0.86
Consumer loans:
Home equity	4,333	0.59	4,120	0.59	3,689	0.58
Auto and other consumer	19,384	0.56	17,744	0.52	18,587	0.55
Total consumer loans	23,717	0.57	21,864	0.53	22,276	0.56
Allowance for loan losses	590,600	1.13	584,500	1.15	579,500	1.17
Allowance for unfunded credit commitments	16,320		15,300		14,520
Total allowance for credit losses for loans	$606,920		$599,800		$594,020
Allowance for credit losses for loans as a % of total loans		1.16%		1.18%		1.20%

Our loan portfolio, totaling $52.5 billion at June 30, 2026, had net loan charge-offs totaling $22.0 million for the second quarter 2026 as compared to $17.5 million and $37.8 million for the first quarter 2026 and the second quarter 2025, respectively. Gross loan charge-offs totaled $27.6 million for the second quarter 2026 and were largely due to partial charge-offs of non-performing CRE and C&I loans.

The allowance for credit losses for loans, comprised of our allowance for loan losses and unfunded credit commitments, as a percentage of total loans was 1.16 percent at June 30, 2026, 1.18 percent at March 31, 2026, and 1.20 percent at June 30, 2025. For the second quarter 2026, the provision for credit losses for loans totaled $29.2 million as compared to $21.2 million and $37.8 million for the first quarter 2026 and second quarter 2025, respectively. The second quarter 2026 provision was mainly impacted by (i) higher specific reserves associated with collateral dependent loans, (ii) an increase in the economic forecast component of our reserve and (iii) strong commercial loan growth, partially offset by a decline in quantitative reserves largely within certain CRE loan categories at June 30, 2026.

Valley National Bancorp (NASDAQ: VLY)
Second Quarter 2026 Earnings
July 23, 2026

Capital Adequacy
Valley's total risk-based capital, Tier 1 capital, common equity tier 1 capital, and Tier 1 leverage capital ratios were 13.77 percent, 11.37 percent, 10.71 percent and 9.49 percent, respectively, at June 30, 2026 as compared to 13.66 percent, 11.60 percent, 10.91 percent and 9.56 percent, respectively, at March 31, 2026. During the second quarter 2026, we repurchased 1.5 million shares of our common stock at an average price of $13.40 under our current stock repurchase plan.
Investor Conference Call
Valley’s CEO, Ira Robbins, will host a conference call on Thursday, July 23, 2026 at 8:30 AM (ET) to discuss Valley’s second quarter 2026 earnings and related matters. Interested parties should pre-register using this link: https://register-conf.media-server.com/register to receive the dial-in number and a personal PIN, which are required to access the conference call. The teleconference will also be webcast live: https://edge.media-server.com/ and archived on Valley’s website through Monday, August 24, 2026. Investor presentation materials will be made available prior to the conference call at www.valley.com.
About Valley
As the principal subsidiary of Valley National Bancorp (NASDAQ: VLY), Valley National Bank is a regional financial institution with over $66 billion in assets. Founded in 1927, Valley has more than 220 branch locations and commercial offices nationwide and serves clients across New Jersey, New York, Florida, Alabama, California, Illinois, Pennsylvania and Arizona. Valley delivers a full range of consumer, commercial, and wealth management solutions designed to support everything from homeownership and business growth to long-term financial planning. Big enough to support complex financial needs and small enough to stay deeply connected, Valley is grounded in a relationship-led approach focused on understanding people first. That same relationship-led approach guides Valley’s commitment to community investment and responsible corporate citizenship. To learn more, visit www.valley.com or call the Valley Customer Care Center at 800-522-4100.
Forward-Looking Statements
The foregoing contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are not historical facts and include expressions about management’s confidence and strategies and management’s expectations about our business, new and existing programs and products, acquisitions, relationships, opportunities, taxation, technology, market conditions and economic expectations. These statements may be identified by forward-looking terminology such as “intend,” “should,” “expect,” “believe,” “position,” “view,” “opportunity,” “allow,” “continues,” “reflects,” “would,” “could,” “typically,” “usually,” “anticipate,” “may,” “estimate,” “outlook,” “project” or similar statements or variations of such terms. Such forward-looking statements involve certain risks and uncertainties. Actual results may differ materially from such forward-looking statements. Factors that may cause actual results to differ materially from those contemplated in these forward-looking statements include, but are not limited to:

Valley National Bancorp (NASDAQ: VLY)
Second Quarter 2026 Earnings
July 23, 2026

•the impact of market interest rates and monetary and fiscal policies of the U.S. federal government and its agencies in connection with prolonged inflationary pressures, which could have a material adverse effect on our clients, our business, our employees, and our ability to provide services to our customers;
•the impact of unfavorable macroeconomic conditions or downturns, including instability or volatility in financial markets resulting from the impact of tariffs/import fees and other trade policies and practices, any retaliatory actions, changes in energy commodity prices, related market uncertainty, or other factors; U.S. government debt default or rating downgrade; unanticipated loan delinquencies; loss of collateral; decreased service revenues; increased business disruptions or failures; reductions in employment; and other potential negative effects on our business, employees or clients caused by factors outside of our control, such as new legislation and policy changes under the current U.S. presidential administration, any shutdown of the U.S federal government, geopolitical instabilities or events, including ongoing conflicts in the Middle East, natural and other disasters, including severe weather events and other climate-related risks, health emergencies, acts of terrorism, or other external events;
•the impact of any potential instability within the U.S. financial sector or future bank failures, including the possibility of a run on deposits by a coordinated deposit base, and the impact of any actual or perceived concerns regarding the soundness, or creditworthiness, of other financial institutions, including any resulting disruption within the financial markets, increased expenses, including FDIC insurance assessments, or adverse impact on our stock price, deposits or our ability to borrow or raise capital;
•the impact of negative public opinion regarding Valley or banks in general that damages our reputation and adversely impacts business and revenues;
•changes in the statutes, regulations, policies, enforcement priorities, or composition of the federal bank regulatory agencies;
•the loss of or decrease in lower-cost funding sources within our deposit base;
•investigations, damage verdicts, settlements or restrictions related to existing or potential class action litigation or individual litigation arising from claims of violations of laws or regulations, contractual claims, breach of fiduciary responsibility, negligence, fraud, environmental laws, patent, trademark or other intellectual property infringement, misappropriation or other violation, employment-related claims, and other matters;
•a prolonged downturn and contraction in the economy, as well as any decline in commercial real estate values collateralizing a significant portion of our loan portfolio;
•higher or lower than expected income tax expense or tax rates, including increases or decreases resulting from changes in uncertain tax position liabilities, tax laws, regulations, and case law;
•the inability to grow customer deposits to keep pace with the level of loan growth;
•a material change in our allowance for credit losses due to forecasted economic conditions and/or unexpected credit deterioration in our loan and investment portfolios;
•the need to supplement debt or equity capital to maintain or exceed internal capital thresholds;
•changes in our business, strategy, market conditions or other factors that may negatively impact the estimated fair value of our goodwill and other intangible assets and result in future impairment charges;

Valley National Bancorp (NASDAQ: VLY)
Second Quarter 2026 Earnings
July 23, 2026

•greater than expected technology-related costs due to, among other factors, prolonged or failed implementations, additional project staffing and obsolescence caused by continuous and rapid market innovations;
•increased competitive challenges and competitive pressure on pricing of our products and services;
•our ability to stay current with rapid technological changes and evolving legal and regulatory requirements in the financial services industry, including developments relating to the use of artificial intelligence, blockchain, and related regulatory developments, as well as our ability to effectively assess and monitor the effects of, and risks associated with, the implementation and use of such technology;
•cyberattacks, ransomware attacks, computer viruses, malware or other cybersecurity incidents that may breach the security of our or our third-party service providers’ websites or other systems or networks to obtain unauthorized access to personal, confidential, proprietary or sensitive information, destroy data, disable or degrade service, or sabotage our systems or networks, and the increasing sophistication of such attacks and use of targeted tactics against the financial services industry;
•any disruption of our systems and network, or those of our third-party service providers, resulting from events that are wholly or partially beyond our control, including, for example, electrical, telecommunications, or other major service outages, or actions by employees, which may give rise to financial loss or liability;
•results of examinations by the Office of the Comptroller of the Currency (OCC), the Federal Reserve Bank, the Consumer Financial Protection Bureau and other regulatory authorities, including the possibility that any such regulatory authority may, among other things, require us to increase our allowance for credit losses, write-down assets, reimburse customers, change the way we do business, or limit or eliminate certain other banking activities;
•application of heightened regulatory standards for certain large insured national banks, and the expenses we will incur to develop policies, programs, and systems that comply with the enhanced standards applicable to us;
•our inability or determination not to pay dividends at current levels, or at all, because of inadequate earnings, regulatory restrictions or limitations, changes in our capital requirements, or a decision to increase capital by retaining more earnings;
•unanticipated loan delinquencies, loss of collateral, decreased service revenues, and other potential negative effects on our business caused by severe weather and other climate-related risks, pandemics or other public health crises, acts of terrorism or other external events;
•our ability to successfully execute our business plan and strategic initiatives; and
•unexpected significant declines in the loan portfolio due to the lack of economic expansion, increased competition, large prepayments, risk mitigation strategies, changes in regulatory lending guidance or other factors.
A detailed discussion of factors that could affect our results is included in our SEC filings, including Item 1A. "Risk Factors" of our Annual Report on Form 10-K for the year ended December 31, 2025.

Valley National Bancorp (NASDAQ: VLY)
Second Quarter 2026 Earnings
July 23, 2026

We undertake no duty to update any forward-looking statement to conform the statement to actual results or changes in our expectations, except as required by law. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements.

# # #
-Tables to Follow-

VALLEY NATIONAL BANCORP
CONSOLIDATED FINANCIAL HIGHLIGHTS

SELECTED FINANCIAL DATA

	Three Months Ended			Six Months Ended
	June 30,	March 31,	June 30,	June 30,
($ in thousands, except for share data and stock price)	2026	2026	2025	2026	2025
FINANCIAL DATA:
Net interest income - FTE (1)	$488,388	$472,801	$433,675	$961,189	$855,052
Net interest income	487,024	471,525	432,408	958,549	852,513
Non-interest income	73,711	68,836	62,604	142,547	120,898
Total revenue	560,735	540,361	495,012	1,101,096	973,411
Non-interest expense	311,123	309,926	284,122	621,049	560,740
Pre-provision net revenue	249,612	230,435	210,890	480,047	412,671
Provision for credit losses	29,164	21,256	37,799	50,420	100,460
Income tax expense	49,563	45,266	39,924	94,829	72,986
Net income	170,885	163,913	133,167	334,798	239,225
Dividends on preferred stock	7,316	7,217	6,948	14,533	13,903
Net income available to common shareholders	$163,569	$156,696	$126,219	$320,265	$225,322
Weighted average number of common shares outstanding:
Basic	553,740,562	555,777,748	560,336,610	554,753,527	559,976,939
Diluted	556,958,049	559,254,972	562,312,330	557,968,183	563,431,390
Per common share data:
Basic earnings	$0.30	$0.28	$0.23	$0.58	$0.40
Diluted earnings	0.29	0.28	0.22	0.57	0.40
Cash dividends declared	0.11	0.11	0.11	0.22	0.22
Closing stock price - high	14.78	13.71	9.20	14.78	10.42
Closing stock price - low	12.42	11.66	7.87	11.66	7.87
FINANCIAL RATIOS:
Net interest margin	3.19%	3.16%	3.01%	3.17%	2.98%
Net interest margin - FTE (1)	3.20	3.17	3.01	3.18	2.99
Annualized return on average assets	1.04	1.02	0.86	1.03	0.77
Annualized return on average shareholders' equity	8.65	8.35	7.08	8.50	6.39
NON-GAAP FINANCIAL DATA AND RATIOS: (2)
Basic earnings per share, as adjusted	$0.30	$0.29	$0.23	$0.59	$0.40
Diluted earnings per share, as adjusted	0.30	0.29	0.23	0.59	0.40
Annualized return on average assets, as adjusted	1.05%	1.05%	0.87%	1.05%	0.78%
Annualized return on average shareholders' equity, as adjusted	8.75	8.60	7.15	8.67	6.42
Annualized return on average tangible common shareholders' equity	11.91	11.56	10.02	11.74	9.07
Annualized return on average tangible common shareholders' equity, as adjusted	12.05	11.92	10.12	11.98	9.12
Efficiency ratio	52.11	53.10	55.20	52.60	55.53

AVERAGE BALANCE SHEET ITEMS:
Assets	$65,584,823	$64,190,084	$62,106,945	$64,891,306	$61,806,614
Interest earning assets	61,057,362	59,718,887	57,553,624	60,391,821	57,224,486
Loans	51,884,173	50,265,383	49,032,637	51,079,250	48,844,823
Interest bearing liabilities	44,160,202	43,352,140	41,913,735	43,758,403	41,574,732
Deposits	53,174,301	52,373,174	49,907,124	52,775,949	49,525,957
Shareholders' equity	7,901,688	7,855,550	7,524,231	7,878,746	7,491,395

VALLEY NATIONAL BANCORP
CONSOLIDATED FINANCIAL HIGHLIGHTS

	As of
BALANCE SHEET ITEMS:	June 30,	March 31,	December 31,	September 30,	June 30,
(In thousands)	2026	2026	2025	2025	2025
Assets	$66,318,308	$64,466,585	$64,132,725	$63,018,614	$62,705,358
Total loans	52,467,251	50,828,820	50,136,728	49,272,823	49,391,420
Deposits	54,118,607	52,859,621	52,183,093	51,175,758	50,725,284
Shareholders' equity	7,917,144	7,828,443	7,807,698	7,695,374	7,575,421

LOANS:
(In thousands)
Commercial and industrial	$11,961,242	$11,104,079	$10,961,519	$10,757,857	$10,870,036
Commercial real estate:
Non-owner occupied	11,146,663	11,503,874	11,571,127	11,674,103	11,747,491
Multifamily	9,034,186	8,588,462	8,571,713	8,394,694	8,434,173
Owner occupied	7,692,877	7,132,254	6,629,909	6,097,319	5,789,397
Construction	2,475,109	2,485,387	2,471,233	2,517,258	2,854,859
Total commercial real estate	30,348,835	29,709,977	29,243,982	28,683,374	28,825,920
Residential mortgage	5,982,941	5,869,070	5,826,192	5,795,395	5,709,971
Consumer:
Home equity	728,623	701,136	687,680	655,872	634,553
Automobile	2,150,089	2,198,102	2,184,600	2,191,976	2,178,841
Other consumer	1,295,521	1,246,456	1,232,755	1,188,349	1,172,099
Total consumer loans	4,174,233	4,145,694	4,105,035	4,036,197	3,985,493
Total loans	$52,467,251	$50,828,820	$50,136,728	$49,272,823	$49,391,420

CAPITAL RATIOS:
Book value per common share	$13.67	$13.48	$13.39	$13.09	$12.89
Tangible book value per common share (2)	10.13	9.94	9.85	9.57	9.35
Tangible common equity to tangible assets (2)	8.71%	8.82%	8.82%	8.79%	8.63%
Tier 1 leverage capital	9.49	9.56	9.63	9.52	9.49
Common equity tier 1 capital	10.71	10.91	10.99	11.00	10.85
Tier 1 risk-based capital	11.37	11.60	11.69	11.72	11.57
Total risk-based capital	13.77	13.66	13.77	13.83	13.67

VALLEY NATIONAL BANCORP
CONSOLIDATED FINANCIAL HIGHLIGHTS

	Three Months Ended			Six Months Ended
ALLOWANCE FOR CREDIT LOSSES:	June 30,	March 31,	June 30,	June 30,
($ in thousands)	2026	2026	2025	2026	2025
Allowance for credit losses for loans
Beginning balance - Allowance for credit losses for loans	$599,800	$596,100	$594,054	$596,100	$573,328
Loans charged-off:
Commercial and industrial	(9,838)	(2,782)	(25,189)	(12,620)	(53,645)
Commercial real estate	(14,434)	(13,756)	(14,623)	(28,190)	(26,883)
Construction	—	—	—	—	(1,163)
Residential mortgage	—	—	(46)	—	(46)
Total consumer	(3,354)	(3,263)	(2,213)	(6,617)	(4,353)
Total loans charged-off	(27,626)	(19,801)	(42,071)	(47,427)	(86,090)
Charged-off loans recovered:
Commercial and industrial	1,669	1,398	2,789	3,067	3,599
Commercial real estate	2,790	347	188	3,137	437
Construction	—	—	455	—	455
Residential mortgage	41	83	37	124	205
Total consumer	1,080	429	773	1,509	1,616
Total loans recovered	5,580	2,257	4,242	7,837	6,312
Total net charge-offs	(22,046)	(17,544)	(37,829)	(39,590)	(79,778)
Provision for credit losses for loans	29,166	21,244	37,795	50,410	100,470
Ending balance	$606,920	$599,800	$594,020	$606,920	$594,020
Components of allowance for credit losses for loans:
Allowance for loan losses	$590,600	$584,500	$579,500	$590,600	$579,500
Allowance for unfunded credit commitments	16,320	15,300	14,520	16,320	14,520
Allowance for credit losses for loans	$606,920	$599,800	$594,020	$606,920	$594,020
Components of provision for credit losses for loans:
Provision for credit losses for loans	$28,146	$18,644	$39,129	$46,790	$100,428
Provision (credit) for unfunded credit commitments	1,020	2,600	(1,334)	3,620	42
Total provision for credit losses for loans	$29,166	$21,244	$37,795	$50,410	$100,470
Annualized ratio of total net charge-offs to total average loans	0.17%	0.14%	0.31%	0.16%	0.33%
Allowance for credit losses for loans as a % of total loans	1.16%	1.18%	1.20%	1.16%	1.20%

VALLEY NATIONAL BANCORP
CONSOLIDATED FINANCIAL HIGHLIGHTS

	As of
ASSET QUALITY:	June 30,	March 31,	December 31,	September 30,	June 30,
($ in thousands)	2026	2026	2025	2025	2025
Accruing past due loans:
30 to 59 days past due:
Commercial and industrial	$5,083	$5,285	$11,177	$912	$10,451
Commercial real estate	106,034	69,494	72,810	26,371	42,884
Construction	1,752	—	—	—	35,000
Residential mortgage	22,154	20,534	21,615	23,556	21,744
Total consumer	15,974	13,112	14,420	12,728	12,878
Total 30 to 59 days past due	150,997	108,425	120,022	63,567	122,957
60 to 89 days past due:
Commercial and industrial	2,748	1,015	1,274	1,061	1,095
Commercial real estate	—	—	—	6,033	60,601
Residential mortgage	6,495	4,285	10,181	5,040	7,627
Total consumer	3,904	3,506	5,269	4,023	4,001
Total 60 to 89 days past due	13,147	8,806	16,724	16,157	73,324
90 or more days past due:
Commercial and industrial	3,527	3,499	—	—	—
Commercial real estate	5,454	—	212	—	—
Residential mortgage	5,223	5,894	3,300	3,911	2,062
Total consumer	1,862	1,309	1,070	1,125	859
Total 90 or more days past due	16,066	10,702	4,582	5,036	2,921
Total accruing past due loans	$180,210	$127,933	$141,328	$84,760	$199,202
Non-accrual loans:
Commercial and industrial	$147,731	$145,804	$138,321	$92,214	$90,973
Commercial real estate	256,081	225,417	236,221	235,754	193,604
Construction	9,139	9,148	9,140	48,248	24,068
Residential mortgage	42,992	45,988	44,424	38,949	41,099
Total consumer	6,686	6,289	5,832	6,324	4,615
Total non-accrual loans	462,629	432,646	433,938	421,489	354,359
Other real estate owned (OREO)	4,126	5,161	4,531	4,783	4,783
Other repossessed assets	1,020	1,758	1,286	1,065	1,642
Total non-performing assets	$467,775	$439,565	$439,755	$427,337	$360,784
Total non-accrual loans as a % of loans	0.88%	0.85%	0.87%	0.86%	0.72%
Total accruing past due and non-accrual loans as a % of loans	1.23%	1.10%	1.15%	1.03%	1.12%
Allowance for losses on loans as a % of non-accrual loans	127.66%	135.10%	134.44%	138.79%	163.53%

VALLEY NATIONAL BANCORP
CONSOLIDATED FINANCIAL HIGHLIGHTS
NOTES TO SELECTED FINANCIAL DATA

(1)	Net interest income and net interest margin are presented on a tax equivalent basis using a 21 percent federal tax rate. Valley believes that this presentation provides comparability of net interest income and net interest margin arising from both taxable and tax-exempt sources and is consistent with industry practice and SEC rules.
(2)
Non-GAAP Reconciliations. This press release contains certain supplemental financial information, described in the Notes below, which has been determined by methods other than U.S. Generally Accepted Accounting Principles ("GAAP") that management uses in its analysis of Valley's performance. The Company believes that the non-GAAP financial measures provide useful supplemental information to both management and investors in understanding Valley’s underlying operational performance, business and performance trends, and may facilitate comparisons of our current and prior performance with the performance of others in the financial services industry. Management utilizes these measures for internal planning, forecasting and analysis purposes. Management believes that Valley’s presentation and discussion of this supplemental information, together with the accompanying reconciliations to the GAAP financial measures, also allows investors to view performance in a manner similar to management. These non-GAAP financial measures should not be considered in isolation or as a substitute for or superior to financial measures calculated in accordance with U.S. GAAP. These non-GAAP financial measures may also be calculated differently from similar measures disclosed by other companies.

Non-GAAP Reconciliations to GAAP Financial Measures

	Three Months Ended			Six Months Ended
	June 30,	March 31,	June 30,	June 30,
($ in thousands, except for share data)	2026	2026	2025	2026	2025
Adjusted net income available to common shareholders (non-GAAP):
Net income, as reported (GAAP)	$170,885	$163,913	$133,167	$334,798	$239,225
Add: Restructuring charge (a)	2,513	5,689	800	8,202	800
Add: Litigation reserve (b)	230	1,262	—	1,492	—
Add: Losses on available for sale and held to maturity debt securities, net (c)	—	10	—	10	11
Add: Loss on extinguishment of debt	—	—	922	—	922
Total non-GAAP adjustments to net income	2,743	6,961	1,722	9,704	1,733
Income tax adjustments related to non-GAAP adjustments (d)	(782)	(1,984)	(474)	(2,766)	(477)
Net income, as adjusted (non-GAAP)	$172,846	$168,890	$134,415	$341,736	$240,481
Dividends on preferred stock	7,316	7,217	6,948	14,533	13,903
Net income available to common shareholders, as adjusted (non-GAAP)	$165,530	$161,673	$127,467	$327,203	$226,578
__________
(a) Represents severance expense related to workforce reductions within salary and employee benefits expense.
(b) Represents the change in legal reserves and settlement charges included in professional and legal fees.
(c) Included in gains (losses) on securities transactions, net.
(d) Calculated using the appropriate blended statutory tax rate for the applicable period.

Adjusted per common share data (non-GAAP):
Net income available to common shareholders, as adjusted (non-GAAP)	$165,530	$161,673	$127,467	$327,203	$226,578
Weighted average number of shares outstanding	553,740,562	555,777,748	560,336,610	554,753,527	559,976,939
Basic earnings, as adjusted (non-GAAP)	$0.30	$0.29	$0.23	$0.59	$0.40
Weighted average number of diluted shares outstanding	556,958,049	559,254,972	562,312,330	557,968,183	563,431,390
Diluted earnings, as adjusted (non-GAAP)	$0.30	$0.29	$0.23	$0.59	$0.40
Adjusted annualized return on average tangible common shareholder's equity (non-GAAP):
Net income available to common shareholders, as adjusted (non-GAAP)	$165,530	$161,673	$127,467	$327,203	$226,578
Add: Amortization of other intangible assets (net of tax), other than loan servicing rights	4,247	4,746	5,120	8,993	10,739
Net income available to common shareholders excluding intangible amortization, as adjusted (non-GAAP)	169,777	166,419	132,587	336,196	237,317
Average shareholders' equity	7,901,688	7,855,550	7,524,231	7,878,746	7,491,395
Less: Average preferred shareholders equity	354,345	354,345	354,345	354,345	354,345
Less: Average goodwill (net of deferred tax liability)	1,858,851	1,858,851	1,859,614	1,858,851	1,859,614
Less: Average intangible assets (net of deferred tax liability), other than loan servicing rights	51,387	57,080	69,367	54,218	72,748
Average tangible common shareholders' equity	$5,637,105	$5,585,274	$5,240,905	$5,611,332	$5,204,688
Annualized return on average tangible common shareholders' equity, as adjusted (non-GAAP)	12.05%	11.92%	10.12%	11.98%	9.12%

VALLEY NATIONAL BANCORP
CONSOLIDATED FINANCIAL HIGHLIGHTS

Non-GAAP Reconciliations to GAAP Financial Measures (Continued)

	Three Months Ended			Six Months Ended
	June 30,	March 31,	June 30,	June 30,
($ in thousands, except for share data)	2026	2026	2025	2026	2025
Adjusted annualized return on average assets (non-GAAP):
Net income, as adjusted (non-GAAP)	$172,846	$168,890	$134,415	$341,736	$240,481
Average assets	$65,584,823	$64,190,084	$62,106,945	$64,891,306	$61,806,614
Annualized return on average assets, as adjusted (non-GAAP)	1.05%	1.05%	0.87%	1.05%	0.78%
Adjusted annualized return on average shareholders' equity (non-GAAP):
Net income, as adjusted (non-GAAP)	$172,846	$168,890	$134,415	$341,736	$240,481
Average shareholders' equity	$7,901,688	$7,855,550	$7,524,231	$7,878,746	$7,491,395
Annualized return on average shareholders' equity, as adjusted (non-GAAP)	8.75%	8.60%	7.15%	8.67%	6.42%
Annualized return on average tangible common shareholders' equity (non-GAAP):
Net income available to common shareholders	$163,569	$156,696	$126,219	$320,265	$225,322
Add: Amortization of other intangible assets (net of tax), other than loan servicing rights	4,247	4,746	5,120	8,993	10,739
Net income available to common shareholders excluding intangible amortization (non-GAAP)	167,816	161,442	131,339	329,258	236,061
Average tangible common shareholders' equity (non-GAAP)	$5,637,105	$5,585,274	$5,240,905	$5,611,332	$5,204,688
Annualized return on average tangible common shareholders' equity (non-GAAP)	11.91%	11.56%	10.02%	11.74%	9.07%

Efficiency ratio (non-GAAP):
Non-interest expense, as reported (GAAP)	$311,123	$309,926	$284,122	$621,049	$560,740
Less: Restructuring charge (pre-tax)	2,513	5,689	800	8,202	800
Less: Amortization of tax credit investments (pre-tax)	16,157	16,014	9,134	32,171	18,454
Less: Litigation reserve (pre-tax)	230	1,262	—	1,492	—
Less: Loss on extinguishment of debt (pre-tax)	—	—	922	—	922
Non-interest expense, as adjusted (non-GAAP)	$292,223	$286,961	$273,266	$579,184	$540,564
Net interest income, as reported (GAAP)	487,024	471,525	432,408	958,549	852,513
Non-interest income, as reported (GAAP)	73,711	68,836	62,604	142,547	120,898
Add: Losses on available for sale and held to maturity securities transactions, net (pre-tax)	—	10	—	10	11
Gross operating income, as adjusted (non-GAAP)	$560,735	$540,371	$495,012	$1,101,106	$973,422
Efficiency ratio (non-GAAP)	52.11%	53.10%	55.20%	52.60%	55.53%

	As of
	June 30,	March 31,	December 31,	September 30,	June 30,
($ in thousands, except for share data)	2026	2026	2025	2025	2025
Tangible book value per common share (non-GAAP):
Common shares outstanding	553,069,100	554,316,876	556,618,021	560,784,352	560,281,821
Shareholders' equity (GAAP)	$7,917,144	$7,828,443	$7,807,698	$7,695,374	$7,575,421
Less: Preferred stock	354,345	354,345	354,345	354,345	354,345
Less: Goodwill and other intangible assets	1,958,135	1,963,706	1,969,811	1,976,594	1,983,515
Tangible common shareholders' equity (non-GAAP)	$5,604,664	$5,510,392	$5,483,542	$5,364,435	$5,237,561
Tangible book value per common share (non-GAAP)	$10.13	$9.94	$9.85	$9.57	$9.35
Tangible common equity to tangible assets (non-GAAP):
Tangible common shareholders' equity (non-GAAP)	$5,604,664	$5,510,392	$5,483,542	$5,364,435	$5,237,561
Total assets (GAAP)	66,318,308	64,466,585	64,132,725	63,018,614	62,705,358
Less: Goodwill and other intangible assets	1,958,135	1,963,706	1,969,811	1,976,594	1,983,515
Tangible assets (non-GAAP)	$64,360,173	$62,502,879	$62,162,914	$61,042,020	$60,721,843
Tangible common equity to tangible assets (non-GAAP)	8.71%	8.82%	8.82%	8.79%	8.63%

VALLEY NATIONAL BANCORP
CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION
(in thousands, except for share data)

	June 30,	December 31,
	2026	2025
	(Unaudited)
Assets
Cash and due from banks	$388,741	$315,166
Interest bearing deposits with banks	578,148	1,268,399
Investment securities:
Equity securities	88,541	82,774
Trading debt securities	26,493	—
Available for sale debt securities	4,292,148	4,202,218
Held to maturity debt securities (net of allowance for credit losses of $744 at June 30, 2026 and $734 at December 31, 2025)	3,757,200	3,495,837
Total investment securities	8,164,382	7,780,829
Loans held for sale (includes fair value of $4,940 at June 30, 2026 and $8,212 at December 31, 2025 for loans originated for sale)	13,690	26,236
Loans	52,467,251	50,136,728
Less: Allowance for loan losses	(590,600)	(583,400)
Net loans	51,876,651	49,553,328
Premises and equipment, net	316,364	330,757
Lease right of use assets	298,807	313,891
Bank owned life insurance	742,230	738,090
Accrued interest receivable	250,703	243,897
Goodwill	1,868,936	1,868,936
Other intangible assets, net	89,199	100,875
Other assets	1,730,457	1,592,321
Total Assets	$66,318,308	$64,132,725
Liabilities
Deposits:
Non-interest bearing	$12,549,527	$12,155,500
Interest bearing:
Savings, NOW and money market	28,666,443	28,603,470
Time	12,902,637	11,424,123
Total deposits	54,118,607	52,183,093
Short-term borrowings	433,484	91,475
Long-term borrowings	2,607,222	2,908,579
Junior subordinated debentures issued to capital trusts	57,977	57,803
Lease liabilities	355,482	372,448
Accrued expenses and other liabilities	828,392	711,629
Total Liabilities	58,401,164	56,325,027
Shareholders’ Equity
Preferred stock, no par value; 50,000,000 authorized shares:
Series A (4,600,000 shares issued at June 30, 2026 and December 31, 2025)	111,590	111,590
Series B (4,000,000 shares issued at June 30, 2026 and December 31, 2025)	98,101	98,101
Series C (6,000,000 shares issued at June 30, 2026 and December 31, 2025)	144,654	144,654
Common stock (no par value, authorized 650,000,000 shares; issued 560,878,750 shares at June 30, 2026 and December 31, 2025)	196,730	196,730
Surplus	5,458,768	5,464,845
Retained earnings	2,103,922	1,912,933
Accumulated other comprehensive loss	(99,617)	(74,379)
Treasury stock, at cost (7,809,650 common shares at June 30, 2026 and 4,260,729 common shares at December 31, 2025)	(97,004)	(46,776)
Total Shareholders’ Equity	7,917,144	7,807,698
Total Liabilities and Shareholders’ Equity	$66,318,308	$64,132,725

VALLEY NATIONAL BANCORP
CONSOLIDATED STATEMENTS OF INCOME (Unaudited)
(in thousands, except for share data)

	Three Months Ended			Six Months Ended
	June 30,	March 31,	June 30,	June 30,
	2026	2026	2025	2026	2025
Interest Income
Interest and fees on loans	$736,060	$708,640	$720,282	$1,444,700	$1,423,891
Interest and dividends on investment securities:
Taxable	76,113	73,808	67,164	149,921	131,062
Tax-exempt	5,048	4,718	4,681	9,766	9,383
Dividends	5,771	4,800	5,528	10,571	11,192
Interest on federal funds sold and other short-term investments	6,383	10,758	7,357	17,141	14,236
Total interest income	829,375	802,724	805,012	1,632,099	1,589,764
Interest Expense
Interest on deposits:
Savings, NOW and money market	190,973	190,785	203,390	381,758	403,611
Time	112,693	106,678	129,324	219,371	254,393
Interest on short-term borrowings	6,047	236	1,736	6,283	4,682
Interest on long-term borrowings and junior subordinated debentures	32,638	33,500	38,154	66,138	74,565
Total interest expense	342,351	331,199	372,604	673,550	737,251
Net Interest Income	487,024	471,525	432,408	958,549	852,513
(Credit) provision for credit losses for available for sale and held to maturity securities	(2)	12	4	10	(10)
Provision for credit losses for loans	29,166	21,244	37,795	50,410	100,470
Net Interest Income After Provision for Credit Losses	457,860	450,269	394,609	908,129	752,053
Non-Interest Income
Wealth management and trust fees	17,655	16,006	14,056	33,661	29,087
Insurance commissions	3,770	2,867	3,430	6,637	6,832
Capital markets	12,933	10,381	9,767	23,314	16,707
Service charges on deposit accounts	18,728	18,204	14,705	36,932	27,431
Gains (losses) on securities transactions, net	50	21	(1)	71	45
Fees from loan servicing	3,268	3,218	3,671	6,486	6,886
Gains on sales of loans, net	1,742	3,090	2,025	4,832	4,222
Bank owned life insurance	5,913	5,835	6,019	11,748	10,796
Other	9,652	9,214	8,932	18,866	18,892
Total non-interest income	73,711	68,836	62,604	142,547	120,898
Non-Interest Expense
Salary and employee benefits expense	150,432	155,715	145,422	306,147	288,040
Net occupancy expense	27,179	27,182	25,483	54,361	51,371
Technology, furniture and equipment expense	33,247	31,878	30,667	65,125	60,563
FDIC insurance assessment	11,691	10,476	12,192	22,167	25,059
Amortization of other intangible assets	6,268	6,919	7,427	13,187	15,446
Professional and legal fees	29,533	25,142	19,970	54,675	35,640
Loss on extinguishment of debt	—	—	922	—	922
Amortization of tax credit investments	16,157	16,014	9,134	32,171	18,454
Other	36,616	36,600	32,905	73,216	65,245
Total non-interest expense	311,123	309,926	284,122	621,049	560,740
Income Before Income Taxes	220,448	209,179	173,091	429,627	312,211
Income tax expense	49,563	45,266	39,924	94,829	72,986
Net Income	170,885	163,913	133,167	334,798	239,225
Dividends on preferred stock	7,316	7,217	6,948	14,533	13,903
Net Income Available to Common Shareholders	$163,569	$156,696	$126,219	$320,265	$225,322

VALLEY NATIONAL BANCORP
Quarterly Analysis of Average Assets, Liabilities and Shareholders' Equity and
Net Interest Income on a Tax Equivalent Basis

	Three Months Ended
	June 30, 2026			March 31, 2026			June 30, 2025
	Average		Avg.	Average		Avg.	Average		Avg.
($ in thousands)	Balance	Interest	Rate	Balance	Interest	Rate	Balance	Interest	Rate
Assets
Interest earning assets:
Loans (1)(2)	$51,884,173	$736,082	5.67%	$50,265,383	$708,662	5.64%	$49,032,637	$720,305	5.88%
Taxable investments (3)	7,928,555	81,884	4.13	7,732,330	78,608	4.07	7,350,792	72,692	3.96
Tax-exempt investments (1)(3)	544,950	6,390	4.69	542,177	5,972	4.41	544,302	5,925	4.35
Interest bearing deposits with banks	699,684	6,383	3.65	1,178,997	10,758	3.65	625,893	7,357	4.70
Total interest earning assets	61,057,362	830,739	5.44	59,718,887	804,000	5.39	57,553,624	806,279	5.60
Other assets	4,527,461			4,471,197			4,553,321
Total assets	$65,584,823			$64,190,084			$62,106,945
Liabilities and shareholders' equity
Interest bearing liabilities:
Savings, NOW and money market deposits	$28,920,057	$190,973	2.64%	$29,203,978	$190,785	2.61%	$26,451,349	$203,390	3.08%
Time deposits	11,881,270	112,693	3.79	11,226,874	106,678	3.80	12,119,461	129,324	4.27
Short-term borrowings	674,094	6,047	3.59	71,809	236	1.31	196,491	1,736	3.53
Long-term borrowings (4)	2,684,781	32,638	4.86	2,849,479	33,500	4.70	3,146,434	38,154	4.85
Total interest bearing liabilities	44,160,202	342,351	3.10	43,352,140	331,199	3.06	41,913,735	372,604	3.56
Non-interest bearing deposits	12,372,974			11,942,322			11,336,314
Other liabilities	1,149,959			1,040,072			1,332,665
Shareholders' equity	7,901,688			7,855,550			7,524,231
Total liabilities and shareholders' equity	$65,584,823			$64,190,084			$62,106,945

Net interest income/interest rate spread (5)		$488,388	2.34%		$472,801	2.33%		$433,675	2.04%
Tax equivalent adjustment		(1,364)			(1,276)			(1,267)
Net interest income, as reported		$487,024			$471,525			$432,408
Net interest margin (6)			3.19%			3.16%			3.01%
Tax equivalent effect			0.01			0.01			0.00
Net interest margin on a fully tax equivalent basis (6)			3.20%			3.17%			3.01%

(1)    Interest income is presented on a tax equivalent basis using a 21 percent federal tax rate.
(2)    Loans are stated net of unearned income and include non-accrual loans.
(3)    The yield for securities that are classified as available for sale is based on the average historical amortized cost.
(4)    Includes junior subordinated debentures issued to capital trusts which are presented separately on the consolidated statements of financial condition.
(5)    Interest rate spread represents the difference between the average yield on interest earning assets and the average cost of interest bearing liabilities and is presented on a fully tax equivalent basis.
(6)    Net interest income as a percentage of total average interest earning assets.

INVESTOR RELATIONS
Requests for copies of reports and/or other inquiries should be directed to Andrew Jianette, Investor Relations, Valley National Bancorp, 70 Speedwell Avenue, Morristown, New Jersey, 07960 by e-mail at investorrelations@valley.com.